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                                                                    EXHIBIT (21)
                            FIRST UNION CORPORATION
                             LIST OF SUBSIDIARIES*
Capitol Finance Group, Inc.
First Union Capital Markets Corp.
First Union Community Development Corporation
     Barrett Place Limited Partnership (99%)
     Parkchester Limited Partnership (99%)
First Union Corporation of Florida
     ABCA, Inc.
        Citrus County Land Corp.
        Citrus County Service Corp.
        Davis Boulevard Service Corporation
        Melbourne Atlantic Venture Partners (20%)
        Naples Financial Services, Inc.
        Carlton Place, Ltd.
     BancFlorida Investment Services, Inc.
     First Union National Bank of Florida**
        Alden Pond, Inc.
        Bart, Inc.
        CIMC, Inc.
        First Union Bank and Trust Company (Cayman) Ltd.
        FNB Properties, Inc.
        Ft. Lauderdale Hotel Holding Company
        General Homes Corp. (9.205%)***
        Horizon Appraisal Services, Inc.
        Jacksonville Affordable Housing, Ltd., (98%)
        O.R.E.O., Inc.
        Ravenwood of Kissimmee, Ltd. (99%)
        Taroc, Inc.
        Venice Service Corp.
          Bartow Operations, Inc.
          Mid-Island Service Corp.
          Port Charlotte Service Corp.
          Wiggins Service Corporations, Inc.
        Villa Biscayne of South Dade, Ltd. (99%)
        WSI, Inc.
     Meritor Service Corporation of Florida, Inc.
     NAFCO Equipment Corporation
First Union Corporation of Georgia
     DFS Services, Inc.
     First Union National Bank of Georgia**
        Ashton of Richmond Hill, L.P. (99%)
        DF Southeastern Mortgage, Inc.
        GABK Holdings, Inc.
        GF Mortgage Corporation
        HHS Property Corporation
        The Atlanta Business Community Development Corporation (21.7%)
     Georgia Associated Services, Inc.
        Rainforest Associates (50%)
     GF Data Corporation
     GF Title Corporation
     The GF Group, Inc.

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                            FIRST UNION CORPORATION
                       LIST OF SUBSIDIARIES* -- CONTINUED
        Associated Financial Corporation
          Grogan's Bluff Venture (50%)
First Union Corporation of North Carolina
First Union Corporation of South Carolina
     First Union National Bank of South Carolina**
        Business Development Corporation of South Carolina (8.7%)
        First Service Corporation of South Carolina
          Arrowwood Associates (50%)
        SCBK Holdings, Inc.
First Union Corporation of Virginia****
     Atlantic Venture Partners II, L.P. (5.44%)
     First Union Corporation of Tennessee
        First Union National Bank of Tennessee**
          ACB Services, Inc
          Professional Asset Management in Tennessee, Inc.
     First Union National Bank of Virginia**
        Arbor Glenn L.P. (99%)
        Dominion Investment Banking, Inc.
        Fairfax County Redevelopment and Housing Authority/HCDC One L.P. (99%) Fairfax County Redevelopment and Housing Authority/HCDC Two L.P. (99%) First Union Capital Partners, Inc.
          Atlantic Spinners, Inc. (12.5%)
          Chattem, Inc. (22.9%)
          HHI Holdings, Inc. (30.56%)
          Micromed Development Corporation (30.77%)
          Petstuff, Inc. (5.3%)
        Housing Equity Fund of Virginia, II, L.P. (38.5%)
        International Progress, Inc. (50%)
          Mountain Falls Park, Inc.
        Lafayette Family L.P. (99%)
        Shenandoah Valley Properties L.P. (99%)
          Craigmont II, L.P. (99%)
          Elkmont Partners, L.P. (99%)
          Grottoes Partners L.P. (99%)
          Willow Lake Partners, L.P. (99%)
        WNB Corporation
     First Union National Bank of Washington, D.C.**
        First Properties Associates, Inc.
        Maryland Bankshares, Inc.
        First Union National Bank of Maryland**
          First American Properties of Maryland, Inc.
     TRSTE, Inc.
First Union Development Corporation
     CK-Southern Associates #2, Limited Partnership (33 1/3%)
First Union Export Trading Company
First Union Futures Corporation
First Union Home Equity Bank, N.A.
First Union Mortgage Corporation
     Farmington, Incorporated
        Ghent-Farmington Associates (50%)

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                            FIRST UNION CORPORATION
                       LIST OF SUBSIDIARIES* -- CONTINUED
     First Union Title Corporation
     R.B.C. Corporation
     Slate Stone Hills, Incorporated
     The Fairfax Corporation
        Interchange Partners (50%)
        North Ridge, Inc. (50%)
        Real Estate Consultants of the South, Inc.
First Union National Bank of North Carolina**
     100 Block Associates Limited Partnership (93.75%)
     Evergreen Asset Management Corp.
     First Stratford Partnership (40%)
     First Union Brokerage Services, Inc.
     First Union Commercial Corporation
        First Wells Fargo Leasing Partnership (90%)
        Multiplex Leasing Partners (90%)
     First Union Commercial Leasing Group, L.L.C. (99% owned by First Union
     National Bank of North Carolina;      1% owned by First Union Commercial
     Corporation)
     First Union International Banking Corporation
        First Union HKCB Asia, Ltd. (50%)
     First Union Investment Corporation
     First Union Mortgage Securities, Inc.
     Gainsborough Corporation
     GGL, Inc.***
        C4 Media Cable South, Limited Partnership (50%)***
        Novaten Communications, Inc. (50%)***
     Lieber I Corp.
        Lieber & Company (99% owned by Lieber I Corp.; 1% owned by Lieber II Corp.)
     Lieber II Corp.
     MHD, Inc.***
First Union Transportation Services, Inc.
General Financial Life Insurance Company
Internet, Inc. (9.4%)
Queen City Special Company B
Southeast Switch, Inc. (15%)
Tryon Management, Inc.
Washington Bankshares, Inc.****
        * Wholly-owned unless otherwise indicated.
       ** Wholly-owned except for directors' qualifying shares.
      *** Interest acquired or subsidiary formed in connection with debts previously contracted other than those involving other real estated owned (OREO).
     **** Washington Bankshares, Inc. received 134 shares of Class B stock of
          First Union Corporation of Virginia in connection with the merger of its subsidiary, First American Bank, N.A., into Dominion Bank of Washington, N.A. (now First Union National Bank of Washington, D.C.).